AMENDED AND RESTATED LICENSE AGREEMENT

THIS AGREEMENT made as of the 20th day of August, 2014.

BETWEEN:

ALVIN C. JOHNSON, JR., having an address at 7750 E. Evans Rd., #3, Scottsdale, AZ 85260;

(hereinafter referred to as the "Licensor")

OF THE FIRST PART

AND:

ROYAL MINES AND MINERALS CORP., a Nevada corporation, having its principal place of business located at 2580 Anthem Village Dr., Henderson, NV 89052;

(hereinafter referred to as the "Licensee")

OF THE SECOND PART

WHEREAS:

A.                    The Licensor and the Licensee entered into a License Agreement dated August 20, 2010, as amended on December 9, 2010 and October 25, 2012 (the “Original Agreement”) granting a license to the Licensee to utilize the Licensor’s formula and process for the recovery of gold when it is bonded with silica known as the precursor gold recovery system (hereinafter referred to as the "Process"); and

B.                    It is the intention of the Licensor and the Licensee to replace and supersede the Original Agreement and grant a license to the Licensee to utilize the Licensor’s Process to recover gold from ore on the terms and conditions hereinafter set forth;

NOW THEREFORE in consideration of the sum of $1.00, the receipt and sufficiency of which is acknowledged, and of the mutual covenants and agreements hereinafter provided, the parties have agreed and to hereby agree as follows:

1.                    APPOINTMENT AS LICENSEE

1.01                 Grant of License Rights. Subject to the provisions herein and for the duration of this Agreement, the Licensor hereby grants to the Licensee the non-exclusive right and license to utilize and apply the Process for processing ore.

2.                    SHARE ISSUANCE

2.01                 Shares. As consideration for the grant of license rights, the Licensee shall issue 7,980,493 shares (the “Shares”) of the Licensee’s common stock to the Licensor on execution of the Agreement.

2.02                 Restricted Shares Agreements of the Licensor. With respect to the issuance of Shares:

(a)

The Licensor acknowledges that the Shares are “restricted securities” within the meaning of the Securities Act and will be issued to the Licensor in accordance with an exemption from the registration requirements of the Securities Act based on the representations and warranties of the Licensor in this Agreement;

(b)	The Licensor agrees to resell the Shares pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act; and

(c)

The Licensor acknowledges and agrees that all certificates representing the Shares will be “restricted securities” under the United States Securities Act of 1933, as amended (the “Securities Act”) and will be endorsed with the following legend in accordance with the Securities Act or such similar legend as deemed advisable by the lawyers for the Licensee to ensure compliance with the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

3.                    COVENANTS OF LICENSOR

3.01                 Technical Support. The Licensor agrees to assist the Licensee by providing such technical support with respect to the utilization of the Process as the Licensee may reasonably request.

3.02                 Non-circumvention. The Licensor shall not, without seeking written approval from the Licensee, enter into any other form of agreement or arrangement that would allow any current or prospective clients or partners of the Licensee to utilize the Process.

3.03                 Representations and Warranties of the Licensor. The Licensor represents and warrants to the Licensee that:

(a)	the Licensor owns the Process free and clear of any liens, charges or encumbrances and have the power and right to grant all rights granted to the Licensee under the terms of this Agreement;

(b)

the execution and delivery of this Agreement and the exercise of the rights granted herein will not result in a breach of any term or provision of or constitute a default under or conflict with any agreement, judgment, decree, court order or other instrument to which the Licensor is a party or by which he is bound.

(c)	The Licensor recognizes that the purchase of Shares involves a high degree of risk in that the Licensee is in the development stage of its business;

(d)	An investment in the Licensee is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Licensee and the Shares;

(e)

The Licensor understands that the Shares he is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Licensee in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Licensor represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act;

(f)

The Licensor is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of the Licensor's investment, and has such knowledge and experience in financial or business matters such that he is capable of evaluating the merits and risks of the investment in the Shares;

(g)

The Licensor believes he has received all the information he considers necessary or appropriate for deciding whether to purchase the Shares. The Licensor further represents that he is a close, personal friend, relative or business associate, of a director or executive officer of the Licensee and as such has had an opportunity to ask questions and receive answers from the Licensee regarding the terms and conditions of the Agreement and the business, properties, prospects and financial condition of the Licensee. The Licensor has had full opportunity to discuss this information with the Licensor’s legal and financial advisers prior to execution of this Agreement;

(h)

The Licensor hereby acknowledges that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission (the "SEC") and that the Shares are being issued by the Licensee pursuant to an exemption from registration provided by Section 4(2) of the United States Securities Act of 1933;

(i)

The Shares will be acquired by the Licensor for investment for the Licensor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Licensor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Licensor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares;

(j)	The Licensor is not aware of any advertisement of the Shares; and

(k)

The Licensor has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of the Licensor, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.                    COVENANTS OF LICENSEE

4.01                 Representations and Warranties of the Licensee. The Licensee represents and warrants to the Licensee that:

(a)

The Licensee is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct; and

(b)	Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable shares of common stock of the Licensee.

5.                    CONFIDENTIAL INFORMATION

5.01                 Confidential Information. The Licensor and the Licensee acknowledge and agree with each other that all information connected with the Process, including without limitation, all information, data, formulae, process-flow or apparatus design is confidential, and the Licensee and the Licensor covenant and agree with each other to use their best efforts to ensure that such information does not become public knowledge and undertake not to disclose such information or any part thereof to any other person except to their respective consultants, sub-contractors and employees as may be necessary to carry out their respective rights and obligations under this Agreement. The Licensee hereby further covenants and agrees with the Licensor that the Licensee shall require each and every one of its employees, consultants, or sub-contractors who are provided with any information in respect of the operation of the Process or related knowledge to sign confidentiality agreements.

6.                    DURATION

6.01                 Duration. This Agreement shall remain in force for a period of ninety-six (96) years from the date first above written.

7.                    GENERAL PROVISIONS

7.01                 Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Nevada and the parties agree to submit all disputes arising hereunder to the courts of the State of Nevada.

7.02                 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth herein.

7.03                 Amendments. No erasure of or addition to any portion of this Agreement except filling in of blank spaces and lines shall be binding upon the parties unless it is in writing signed by duly authorized officers of both parties.

7.04                 No Waiver. No departure from or waiver of the terms of this Agreement shall be deemed to authorize any prior or subsequent departure or waiver or require its continuation.

7.05                 Severability. If any provision of this Agreement or the application of such provision shall be held illegal or unenforceable under any laws of any jurisdiction applicable to the Agreement the remainder of the Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.

7.06                 Notice. Any notice required or permitted to be given under this Agreement shall be in writing and may be given by any means reasonably calculated to reach the other party, including, without limiting the generality of the foregoing, hand delivery (whether by courier or otherwise), telegram, cablegram, telefax or prepaid mail addressed to such party at its address as set forth on page one of this Agreement. Such notice if given by hand delivery shall be deemed to be received on the day delivered, if given by telegram, telefax, or cablegram shall be deemed to have been received on the day following dispatch thereof and notice given as aforesaid by prepaid mail shall be deemed to have been received five (5) days after the mailing thereof. Either party may by notice in writing given as herein provided change its address for notice hereunder and such address as so changed shall be deemed to be the address of such party for the purposes of notice hereunder.

7.07                 Headings. The headings in this Agreement are inserted for convenience of reference only and are not intended to be used as an aid to the interpretation of the provisions hereof.

7.08                 Assignment. The Licensor shall be entitled without restriction to assign the whole or any part of this Agreement. The Licensee may not assign the whole or any part of this Agreement without the Licensor's prior written consent. Notwithstanding the preceding, the Licensee shall be entitled to sub-license the right to utilize the Process to an entity or entities controlled by the Licensee without any consent of the Licensor.

7.09                 Separate Counsel. This Agreement has been prepared by Northwest Law Group as legal counsel for the Licensee, and the Licensor acknowledges and agrees that he has been advised to seek separate legal counsel with respect to the matters contained in this Agreement.

7.10                 Enurement. This Agreement shall be binding upon and shall enure to the benefit of the respective parties hereto and their successors and permitted assigns.

7.11                 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

SIGNED, SEALED AND DELIVERED BY
ALVIN C. JOHNSON, JR. in the presence of:

/s/ Brad Beebe	/s/ Alvin Johnson Jr.
Signature of Witness	ALVIN C. JOHNSON, JR.

Brad Beebe
Name of Witness

1111 E Brown Street, Mesa AZ 85203
Address of Witness

ROYAL MINES AND MINERALS CORP.
by its authorized signatory:

/s/ Jason S. Mitchell
Signature Of Authorized Signatory

President
Name and Title of Authorized Signatory